VARO, INC.
2800 West Kingsley
Garland, Texas 75041

December 1, 1993

Bankers Trust Company,
as Collateral Agent
One Bankers Trust Plaza
New York, New York 10017
Attention: Commercial Loan Division

Ladies/Gentlemen:

Reference is made to the Securities Pledge Agreement
(the "Agreement), dated as of July 15, 1993, made by Imo Industries Inc. ("Imo") and each of the subsidiaries of Imo listed on the signature pages thereto in favor of Bankers Trust Company, as collateral agent for the Secured Parties. Capital-ized terms used herein but not otherwise defined herein have the meanings assigned such terms in the Agreement.

This letter supplements the Agreement and is deliv-ered by the undersigned, Varo, Inc. (Varo), pursuant to Sec-tion 5(k) of the Agreement. Varo hereby agrees to be bound as a Subsidiary Pledgor by all of the terms, covenants and condi-tions set forth in the Agreement to the same extent that it would have would have been bound if it had been a signatory to the Agreement on the execution date of the Agreement. Varo hereby makes each of the representations and warranties and agrees to each of the covenants, as applicable, contained in Sections 5(a), 5(c), 5(d), 5(e), 5(f), 5(g), 5(h) and 5(k) of
the Agreement.

Varo further represents, warrants and covenants as follows:

a. Chief Executive Office: Corporate Name: Records.
The chief executive office and the corporate name of Varo are as set forth on Annex A hereto. Varo shall not change its name
- -2-

or move its chief executive office, except in accordance with the last sentence of this Section (a). All tangible record evidence of all of Varo's Pledged Collateral and the only original books of account and records of Varo relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Varo may establish in accordance with the last sentence of this Section (a) or at the chief executive office of Imo. Varo shall not establish a new location for its chief executive office and shall not change its name until it shall have given the Collateral Agent not less than 30 days' prior written notice of its intention to do so, identifying such new location or name and providing such other information in connection therewith as the Collateral Agent reasonably may request.

b. Pledged Shares. As of the date hereof, (x) the Pledged Shares consisting of capital stock of the corporations identified in Schedule I hereto constitute the percentage of the issued and outstanding shares of capital stock of such cor-porations as identified in Schedule I, and (y) other than the Pledged Shares, and as otherwise provided in Schedule I, Varo does not own, directly or indirectly, any other shares of capi-tal stock of any of its Subsidiaries required to be pledged pur-suant to the Agreement as provided in the Debt Restructuring Documents.

c. Intercompany Notes. As of the date hereof,
(x) the Intercompany Notes identified on Schedule III hereto constitute all of the Intercompany Notes of such corporations as identified on Schedule III, and (y) other than the Intercompany Notes, Varo does not on, directly or indirectly, any other Intercompany Notes of any of its Subsidiaries.

Execution in Counterparts. This supplement and any amendments, waivers, consents or supplements hereto may be exe-cuted in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

GOVERNING LAW: TERMS. THIS AGREEMENT SHALL BE GOV-
ERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF NEW YORX, WITHOUT REGARD TO PRIN-
CIPLES OF CONFLICT OF LAWS.
IN WITNESS WHEREOF, Varo has caused this supplement to be executed and delivered by its duly authorized officer as of the date first above written.

VARO, INC.

By :  /s/ Thomas J. Bird
Name:   THOMAS J. BIRD
Title:     Senior Vice President

AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY,
as Collateral Agent

By:  /s/ June C. George
Name:   JUNE C. GEORGE
Title:    Vice President


ANNEX A

Pledgor                            Chief Executive Office


Varo, Inc.                          2800 West Kingsley Road
                                    Garland, Texas 75041

SCHEDULE I

Stock owned by Varo, Inc.:

                                                 Percentage
                                                 of All Capital
                                                 or Other
                  Class      Par  Certif. Number Equity Interests
      Issuer    of Stock   Value  No(s).  of Sh. of Issuer

Varo Technology  Common     $.10     l-A  1,000    100
Center Inc.

Turbodel Inc.    Common              2    8,000    100%

Applied Optic    Common              2      100    100%
Center Corp.

Tecnologia       Series A  One New   l-A  6,500    64.99%
Electronica                Mexican
                            Peso
De Juarez, S.A.  Series B  One New   l-B  280,895  64.99%
DE C.V.                    Mexican
                             Peso
Optic-Electronic Common     $1.00    2      100    100%
International
Inc.



SCHEDULE III

Inter company Notes owned by Varo, Inc.:
            Original
Name of    Principal   Date of   Final
Obligor     Amount      Note    Maturity Date

                     NONE